SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date Of Report (Date Of Earliest Event Reported): February 7, 2012

The Mobile Star Corp.
 (Exact Name of Registrant As Specified In Charter)

Delaware	333-152952	98-0565411
(State Or Other Jurisdiction Of Incorporation Or Organization)	(Commission File No.)	(IRS Employee Identification No.)

c/o George Ivakhnik
433 N. Camden Dr., First Floor
Beverly Hills, CA. 90210
Phone number:  310-279-5282
 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Copy of all Communications to:
Zouvas Law Group, P.C.
2368 Second Avenue, 1st Floor
San Diego, CA 92101
Phone: 619.688.1715
Fax: 619.688.1716

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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THE MOBILE STAR CORP.
Form 8-K
Current Report

ITEM 1.01
ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On February 10, 2012, The Mobile Star Corp., a Delaware Corporation (the "Company"), executed a Letter of Intent and entered into an agreement (the "Agreement").  Under the terms of the Agreement, George Ivakhnik will be named the Company’s new Chief Executive Officer.

ITEM 5.02
DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On February 13, 2012 Judah Steinberger resigned from the position of CEO with the Company, but not before appointing George Ivakhnik to take over his position as CEO. The resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.  Furthermore, Mr. Steinberger will remain a Director of the Company as a member of the Board.  Mr. Ivakhnik has also been named to the Board of Directors of the Company.

•	As of February 13, 2012, George Ivakhnik was appointed as the Company’s Chief Executive Officer and a Member of the Board of Directors.

The biography for Mr. Ivakhnik is set forth below:

GEORGE IVAKHNIK Mr. Ivakhnik has public and private company experience, Responsibilities include portfolio asset management, portfolio allocation, capital formation, limiting portfolio risk exposure and maximizing investment returns for investors.

                Mr. Ivakhnik’s background includes service as registered representative of national investment banks, including Advanced Equities, where he performed financial services for top Silicon Valley VC’s, New Enterprise Associates, Kleiner Perkins Caufield & Byers, Benchmark Capital, and Sequoia Capital.

Mr. Ivakhnik also has over 10 years real estate capital markets experience as Vice President of PRM Realty Group, a 3-billion dollar Chicago-based exotic value-added real estate developer.  Mr. Ivakhnik’s financial duties included the launch of a capital markets division for the purpose of executing high-end development opportunities.

 While at PRM and continuing thereafter, Mr. Ivakhnik performed capital formation duties for west coast mortgage-backed pools (“Private Money Lenders”).  After working at Advanced Equities, Mr. Ivakhnik registered with 1st Bridgehouse Securities, where he executed FDIC, DeNovo Banking IPO strategies. Most recently, Mr. Ivakhnik has spearheaded the acquisition and implementation franchising opportunities of U.S. based socially responsible companies, Mr. Ivakhnik offices in Beverly Hills, California.

Mr. Ivakhnik holds a Series 7 and 66 securities License and attended Metropolitan University of Denver, Colorado.  Mr. Ivakhnik is 33 years old and enjoys reading spending time with his family and working out.

ITEM 8.01
OTHER EVENTS

On February 7, 2012 the Board of Directors of the Company resolved to authorize a 500-for-1 reverse split of its issued and outstanding common shares, whereby every Five Hundred (500) old shares of common stock will be exchanged for One (1) new share of the Company's common stock, to become effective on February 7, 2012.  As a result, once the reverse split is declared effective by the Financial Industry Regulatory Authority, the issued and outstanding shares of common stock will decrease from 650,000,000 prior to the forward split to 1,300,000 following the reverse split. The reverse split shares are payable upon surrender of certificates to the Company's transfer agent.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 13, 2012

The Mobile Star Corp.

By:	/s/ George Ivakhnik
George Ivakhnik
Chief Executive Officer

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